Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-258237 and 333-263926) and on Form S-3 (No. 333-266731) of our report dated March 16, 2023, with respect to the consolidated financial statements of Nuvalent, Inc.

/s/ KPMG LLP

Boston, Massachusetts

March 16, 2023